NEWS RELEASE

Contact:	Donald P. Hileman
President and CEO
dhileman@first-fed.com

Exhibit 99.1

For Immediate Release

FIRST DEFIANCE FINANCIAL CORP. ANNOUNCES 2015

FIRST QUARTER EARNINGS

•	Earnings per share of $0.69 for 2015 first quarter, up from $0.51 per share in the first quarter of 2014
•	Net income of $6.6 million for 2015 first quarter compared to $5.2 million in the first quarter of 2014
•	Net interest margin of 3.88%, up from 3.61% in the first quarter of 2014
•	Loan growth $37.7 million during the 2015 first quarter
•	Deposit growth $11.9 million during the 2015 first quarter
•	Nonperforming loans down 30.1% from first quarter of 2014

DEFIANCE, OHIO (April 20, 2015) – First Defiance Financial Corp. (NASDAQ: FDEF) announced today that net income for the first quarter ended March 31, 2015 totaled $6.6 million, or $0.69 per diluted common share, compared to $5.2 million or $0.51 per diluted common share for the quarter ended March 31, 2014.

The first quarter 2014 results were negatively impacted by $786,000 ($511,000 after tax), or $0.05 per diluted common share, for costs to terminate a merger agreement.

“We are extremely pleased with our overall results for the first quarter, especially our progress regarding our strategic priorities,” said Donald P. Hileman, President and CEO of First Defiance Financial Corp. “Compared to the first quarter last year, total revenues grew by 9.7%, the efficiency ratio improved by over 5% and total nonperforming assets declined by 23.5%. We are very encouraged by such a strong start to 2015.”

Net Interest Income up from first quarter 2014

Net interest income of $18.2 million in the first quarter of 2015 was up from $16.8 million in the first quarter of 2014. The net interest margin increased to 3.88% in the first quarter of 2015 compared with 3.61% in the first quarter of 2014 and 3.76% in the fourth quarter of 2014. Yield on interest earning assets increased by 24 basis points, to 4.20% in the first quarter of 2015 from 3.96% in the first quarter of 2014. The cost of interest-bearing liabilities decreased by 3 basis points in the first quarter of 2015 to 0.42% from 0.45% in the first quarter of 2014.

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“Our solid loan growth in the first quarter further improved our earning asset mix and yield, increasing our net interest margin,” said Hileman. “Our net interest margin improved to 3.88%, up 27 basis points from the first quarter last year; and net interest income increased $1.4 million, or 8.3%.”

Non-Interest Income up from first quarter 2014

First Defiance’s non-interest income for the first quarter of 2015 was $8.3 million compared with $7.3 million in the first quarter of 2014. Mortgage banking income was $1.8 million in the first quarter of 2015, up from $1.2 million in the first quarter of 2014. Gains from the sale of mortgage loans increased in the first quarter of 2015 to $1.3 million from $641,000 in the first quarter of 2014. Mortgage loan servicing revenue was $875,000 in the first quarter of 2015, down slightly from $905,000 in the first quarter of 2014. The Company had a positive change in the valuation adjustment in mortgage servicing rights of $26,000 in the first quarter of 2015 compared with a negative adjustment of $7,000 in the first quarter of 2014.

Service fees and other charges were $2.5 million in the first quarter of 2015, up from $2.3 million in the first quarter of 2014 due to the benefits of new fee structures and product redesigns implemented in the third quarter of 2014.

Income from the sale of insurance and investment products was $3.1 million for the first quarter of 2015, compared with $3.0 million in the first quarter of 2014. The first quarter typically includes contingent revenues, bonuses paid by insurance carriers when the Company achieves certain loss ratios or growth targets. In the first quarter of 2015, First Defiance’s insurance subsidiary, First Insurance Group, earned $967,000 of contingent income, compared to $878,000 during the first quarter of 2014.

“Our non-interest income was very strong this quarter, up 13% versus the same quarter last year, with improvements in all of our key business lines,” stated Hileman. “Lower interest rates aided in a notably robust quarter for mortgage banking where mortgage origination volumes were up 83% from the prior year.”

Non-Interest Expenses up from first quarter 2014

Total non-interest expense was $16.9 million in the first quarter of 2015, an increase from $16.7 million in the first quarter of 2014. Compensation and benefits increased to $8.9 million in the first quarter of 2015 compared to $8.5 million in the first quarter of 2014. The increase in compensation and benefits from a year ago is mainly related to merit increases and higher incentive compensation accruals partially offset by lower medical insurance costs. Occupancy expense was $1.8 million in the first quarter 2015, up from $1.6 million in the first quarter 2014. Data processing cost increased to $1.5 million in the first quarter of 2015 from $1.4 million in the first quarter of 2014. Other non-interest expense was $3.6 million in the first quarter of 2015, a decrease from $4.1 million in the first quarter of 2014. The decrease in other non-interest expense is due to a $786,000 cost in the first quarter 2014 for terminating a merger agreement which was partially offset by $522,000 of fixed asset and real estate owned write-downs in the first quarter of 2015.

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Credit Quality

Nonperforming loans totaled $18.7 million at March 31, 2015, a decrease from $26.8 million at March 31, 2014. In addition, First Defiance had $6.4 million of real estate owned at March 31, 2015 compared to $6.0 million at March 31, 2014. Accruing troubled debt restructured loans were $19.6 million at March 31, 2015 compared with $26.7 million at March 31, 2014. For the first quarter of 2015, First Defiance recorded $416,000 of net recoveries versus net charge-offs of $270,000 in the first quarter of 2014. The allowance for loan loss as a percentage of total loans was 1.50% at March 31, 2015 compared with 1.58% at March 31, 2014.

The first quarter results include expense for provision for loan losses of $120,000, compared with $103,000 for the same period in 2014.

“Our asset quality improvement was significant this quarter with reductions in nonperforming loans of $5.4 million and restructured loans of $5.1 million,” said Hileman. “Our allowance for loan losses coverage of nonperforming loans is now over 135%.”

Total Assets at $2.2 Billion

Total assets at March 31, 2015 were $2.20 billion compared to $2.18 billion at December 31, 2014 and $2.16 billion at March 31, 2014. Net loans receivable (excluding loans held for sale) were $1.66 billion at March 31, 2015 compared to $1.62 billion at December 31, 2014 and $1.54 billion at March 31, 2014. Total cash and cash equivalents were $81.5 million at March 31, 2015 compared with $112.9 million at December 31, 2014 and $211.2 million at March 31, 2014. Also, at March 31, 2015, goodwill and other intangible assets totaled $63.7 million compared to $63.9 million at December 31, 2014 and $64.7 million at March 31, 2014.

Total deposits at March 31, 2015 were $1.77 billion compared with $1.76 billion at both December 31, 2014 and March 31, 2014. Non-interest bearing deposits at March 31, 2015 were $371.0 million compared to $379.6 million at December 31, 2014 and $338.4 million at March 31, 2014. Total stockholders’ equity was $273.1 million at March 31, 2015 compared to $279.5 million at December 31, 2014 and $274.9 million at March 31, 2014.

The reduction in stockholders’ equity from year-end 2014 includes the $12 million cost of the previously announced March 11, 2015 repurchase of the warrant issued to the U.S. Treasury under the TARP Capital Purchase Program.

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Dividend to be paid May 28

The Board of Directors declared a quarterly cash dividend of $0.20 per common share payable May 28, 2015 to shareholders of record at the close of business on May 21, 2015. The dividend represents an annual dividend of 2.46% based on the First Defiance common stock closing price on April 17, 2015. As of that date, First Defiance had approximately 9,253,133 common shares outstanding.

Conference Call

First Defiance will host a conference call at 11:00 a.m. (ET) on Tuesday, April 21, 2015 to discuss the earnings results and business trends. The conference call may be accessed by calling 1-877-444-1726. In addition, a live webcast may be accessed at http://services.choruscall.com/links/fdef150421.html.

Replay of the Internet Webcast will be available at www.fdef.com until April 21, 2016.

Annual Meeting of Shareholders

First Defiance will host its Annual Meeting of Shareholders at 2:00 p.m. on Tuesday, April 21, 2015. This Annual Meeting will be an entirely virtual meeting, meaning all shareholders will attend online. Following the meeting, the audio replay and transcript will be available at the Company’s Website at www.fdef.com.

First Defiance Financial Corp.

First Defiance Financial Corp., headquartered in Defiance, Ohio, is the holding company for First Federal Bank of the Midwest and First Insurance Group. First Federal operates 33 full-service branches and 42 ATM locations in northwest Ohio, southeast Michigan and northeast Indiana and a loan production office in Columbus, Ohio. First Insurance Group is a full-service insurance agency with five offices throughout northwest Ohio.

For more information, visit the company’s Web site at www.fdef.com.

Financial Statements and Highlights Follow-

Safe Harbor Statement

This news release may contain certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21 B of the Securities Act of 1934, as amended, which are intended to be safe harbors created thereby. Those statements may include, but are not limited to, all statements regarding intent, beliefs, expectations, projections, forecasts and plans of First Defiance Financial Corp. and its management, and specifically include statements regarding: changes in economic conditions, the nature, extent and timing of governmental actions and reforms, future movements of interest rates, the production levels of mortgage loan generation, the ability to continue to grow loans and deposits, the ability to benefit from a changing interest rate environment, the ability to sustain credit quality ratios at current or improved levels, the ability to sell real estate owned properties, continued strength in the market area for First Federal Bank of the Midwest, and the ability to grow in existing and adjacent markets. These forward-looking statements involve numerous risks and uncertainties, including those inherent in general and local banking, insurance and mortgage conditions, competitive factors specific to markets in which First Defiance and its subsidiaries operate, future interest rate levels, legislative and regulatory decisions or capital market conditions and other risks and uncertainties detailed from time to time in our Securities and Exchange Commission (SEC) filings, including our Annual Report on Form 10-K for the year ended December 31, 2014. One or more of these factors have affected or could in the future affect First Defiance's business and financial results in future periods and could cause actual results to differ materially from plans and projections. Therefore, there can be no assurances that the forward-looking statements included in this news release will prove to be accurate. In light of the significant uncertainties in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by First Defiance or any other persons, that our objectives and plans will be achieved. All forward-looking statements made in this news release are based on information presently available to the management of First Defiance. We assume no obligation to update any forward-looking statements.

As required by U.S. GAAP, First Defiance will evaluate the impact of subsequent events through the issuance date of its March 31, 2015 consolidated financial statements as part of its Quarterly Report on Form 10-Q to be filed with the SEC. Accordingly, subsequent events could occur that may cause First Defiance to update its critical accounting estimates and to revise its financial information from that which is contained in this news release.

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Consolidated Balance Sheets (Unaudited)
First Defiance Financial Corp.

	March 31,	December 31,
(in thousands)	2015	2014

Assets
Cash and cash equivalents
Cash and amounts due from depository institutions	$38,472	$41,936
Interest-bearing deposits	43,000	71,000
	81,472	112,936
Securities
Available-for sale, carried at fair value	248,438	239,321
Held-to-maturity, carried at amortized cost	299	313
	248,737	239,634

Loans	1,684,518	1,646,786
Allowance for loan losses	(25,302)	(24,766)
Loans, net	1,659,216	1,622,020
Loans held for sale	9,544	4,535
Mortgage servicing rights	8,947	9,012
Accrued interest receivable	6,967	6,037
Federal Home Loan Bank stock	13,802	13,802
Bank Owned Life Insurance	47,221	47,013
Office properties and equipment	39,952	40,496
Real estate and other assets held for sale	6,392	6,181
Goodwill	61,525	61,525
Core deposit and other intangibles	2,178	2,395
Other assets	15,368	13,366
Total Assets	$2,201,321	$2,178,952

Liabilities and Stockholders’ Equity
Non-interest-bearing deposits	$370,997	$379,552
Interest-bearing deposits	1,401,696	1,381,261
Total deposits	1,772,693	1,760,813
Advances from Federal Home Loan Bank	31,298	21,544
Notes payable and other interest-bearing liabilities	60,271	54,759
Subordinated debentures	36,083	36,083
Advance payments by borrowers for tax and insurance	1,199	2,309
Deferred Taxes	1,507	1,176
Other liabilities	25,153	22,763
Total Liabilities	1,928,204	1,899,447
Stockholders’ Equity
Preferred stock	-	-
Common stock, net	127	127
Common stock warrant	-	878
Additional paid-in-capital	125,271	136,266
Accumulated other comprehensive income	5,089	4,114
Retained earnings	205,300	200,600
Treasury stock, at cost	(62,670)	(62,480)
Total stockholders’ equity	273,117	279,505
Total Liabilities and Stockholders’ Equity	$2,201,321	$2,178,952

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Consolidated Statements of Income (Unaudited)
First Defiance Financial Corp.
	Three Months Ended
	March 31,
(in thousands, except per share amounts)	2015	2014
Interest Income:
Loans	$17,887	$16,651
Investment securities	1,692	1,527
Interest-bearing deposits	39	101
FHLB stock dividends	139	195
Total interest income	19,757	18,474
Interest Expense:
Deposits	1,272	1,358
FHLB advances and other	110	133
Subordinated debentures	147	146
Notes Payable	38	41
Total interest expense	1,567	1,678
Net interest income	18,190	16,796
Provision for loan losses	120	103
Net interest income after provision for loan losses	18,070	16,693
Non-interest Income:
Service fees and other charges	2,529	2,324
Mortgage banking income	1,775	1,247
Gain on sale of non-mortgage loans	36	3
Gain on sale of securities	-	-
Impairment on securities	-	-
Insurance commissions	3,139	3,030
Trust income	357	278
Income from Bank Owned Life Insurance	208	219
Other non-interest income	237	225
Total Non-interest Income	8,281	7,326
Non-interest Expense:
Compensation and benefits	8,922	8,472
Occupancy	1,764	1,588
FDIC insurance premium	351	385
Financial institutions tax	481	495
Data processing	1,523	1,365
Amortization of intangibles	217	289
Other non-interest expense	3,639	4,067
Total Non-interest Expense	16,897	16,661
Income before income taxes	9,454	7,358
Income taxes	2,853	2,179
Net Income	$6,601	$5,179

Earnings per common share:
Basic	$0.71	$0.53
Diluted	$0.69	$0.51

Average Shares Outstanding:
Basic	9,234	9,681
Diluted	9,611	10,108

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Financial Summary and Comparison (Unaudited)
First Defiance Financial Corp.
	Three Months Ended
	March 31,
(dollars in thousands, except per share data)	2015	2014	% change
Summary of Operations

Tax-equivalent interest income (1)	$20,221	$18,900	7.0%
Interest expense	1,567	1,678	(6.6)
Tax-equivalent net interest income (1)	18,654	17,222	8.3
Provision for loan losses	120	103	16.5
Tax-equivalent NII after provision for loan loss (1)	18,534	17,119	8.3
Investment Securities gains	-	-	NM
Non-interest income (excluding securities gains/losses)	8,281	7,326	13.0
Non-interest expense	16,897	16,661	1.4
Income taxes	2,853	2,179	30.9
Net Income	6,601	5,179	27.5
Tax equivalent adjustment (1)	464	426	8.9
At Period End
Assets	2,201,321	2,163,659	1.7
Earning assets	1,999,601	1,965,225	1.7
Loans	1,684,518	1,563,953	7.7
Allowance for loan losses	25,302	24,783	2.1
Deposits	1,772,693	1,760,617	0.7
Stockholders’ equity	273,117	274,877	(0.6)
Average Balances
Assets	2,179,576	2,146,369	1.5
Earning assets	1,958,463	1,937,145	1.1
Loans	1,647,059	1,544,902	6.6
Deposits and interest-bearing liabilities	1,871,871	1,852,322	1.1
Deposits	1,760,383	1,741,237	1.1
Stockholders’ equity	279,917	273,745	2.3
Stockholders’ equity / assets	12.84%	12.75%	0.7
Per Common Share Data
Net Income
Basic	$0.71	$0.53	34.0
Diluted	0.69	0.51	35.3
Dividends	0.175	0.15	16.7
Market Value:
High	$34.64	$28.23	22.7
Low	29.05	24.24	19.8
Close	32.82	27.12	21.0
Common Book Value	29.53	28.38	4.0
Tangible Common Book Value	22.64	21.68	4.5
Shares outstanding, end of period (000)	9,248	9,653	(4.2)
Performance Ratios (annualized)
Tax-equivalent net interest margin (1)	3.88%	3.61%	7.4
Return on average assets	1.23%	0.98%	25.5
Return on average equity	9.56%	7.67%	24.6
Efficiency ratio (2)	62.73%	67.87%	(7.6)
Effective tax rate	30.18%	29.61%	1.9
Dividend payout ratio (basic)	24.65%	28.30%	(12.9)

(1)	Interest income on tax-exempt securities and loans has been adjusted to a tax-equivalent basis using the statutory federal income tax rate of 35%
(2)	Efficiency ratio = Non-interest expense divided by sum of tax-equivalent net interest income plus non-interest income, excluding securities gains or losses, net.

NM Percentage change not meaningful

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Income from Mortgage Banking

Revenue from sales and servicing of mortgage loans consisted of the following:
	Three Months Ended
	March 31,
(dollars in thousands)	2015	2014

Gain from sale of mortgage loans	$1,285	$641
Mortgage loan servicing revenue (expense):
Mortgage loan servicing revenue	875	905
Amortization of mortgage servicing rights	(411)	(292)
Mortgage servicing rights valuation adjustments	26	(7)
	490	606
Total revenue from sale and servicing of mortgage loans	$1,775	$1,247

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Yield Analysis
First Defiance Financial Corp.
	Three Months Ended March 31,
	(dollars in thousands)
	2015			2014
	Average		Yield	Average		Yield
	Balance	Interest(1)	Rate(2)	Balance	Interest(1)	Rate(2)
Interest-earning assets:
Loans receivable	$1,647,059	$17,932	4.42%	$1,544,902	$16,672	4.38%
Securities	241,023	2,111	3.67%	202,275	1,932	3.93%
Interest Bearing Deposits	56,579	39	0.28%	172,666	101	0.24%
FHLB stock	13,802	139	4.08%	17,302	195	4.57%
Total interest-earning assets	1,958,463	20,221	4.20%	1,937,145	18,900	3.96%
Non-interest-earning assets	221,113			209,224
Total assets	$2,179,576			$2,146,369
Deposits and Interest-bearing liabilities:
Interest bearing deposits	$1,394,262	$1,272	0.37%	$1,399,951	$1,358	0.39%
FHLB advances and other	21,490	110	2.08%	22,363	133	2.41%
Subordinated debentures	36,129	147	1.65%	36,134	146	1.64%
Notes payable	53,869	38	0.29%	52,588	41	0.32%
Total interest-bearing liabilities	1,505,750	1,567	0.42%	1,511,036	1,678	0.45%
Non-interest bearing deposits	366,121	-	-	341,286	-	-
Total including non-interest-bearing demand deposits	1,871,871	1,567	0.34%	1,852,322	1,678	0.37%
Other non-interest-bearing liabilities	27,788			20,302
Total liabilities	1,899,659			1,872,624
Stockholders' equity	279,917			273,745
Total liabilities and stockholders' equity	$2,179,576			$2,146,369
Net interest income; interest rate spread		$18,654	3.78%		$17,222	3.51%
Net interest margin (3)			3.88%			3.61%
Average interest-earning assets to average interest bearing liabilities			130%			128%

(1)	Interest on certain tax exempt loans and securities is not taxable for Federal income tax purposes. In order to compare the tax-exempt yields on these assets to taxable yields, the interest earned on these assets is adjusted to a pre-tax equivalent amount based on the marginal corporate federal income tax rate of 35%.
(2)	Annualized
(3)	Net interest margin is net interest income divided by average interest-earning assets.

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Selected Quarterly Information
First Defiance Financial Corp.

(dollars in thousands, except per share data)	1st Qtr 2015	4th Qtr 2014	3rd Qtr 2014	2nd Qtr 2014	1st Qtr 2014
Summary of Operations
Tax-equivalent interest income (1)	$20,221	$20,174	$19,751	$19,221	$18,900
Interest expense	1,567	1,612	1,623	1,645	1,678
Tax-equivalent net interest income (1)	18,654	18,562	18,128	17,576	17,222
Provision for loan losses	120	162	406	446	103
Tax-equivalent NII after provision for loan losses (1)	18,534	18,400	17,722	17,130	17,119
Investment securities gains, net of impairment	-	1	460	471	-
Non-interest income (excluding securities gains/losses)	8,281	7,341	8,896	7,146	7,326
Non-interest expense	16,897	16,969	16,771	16,357	16,661
Income taxes	2,853	1,957	2,773	2,254	2,179
Net income	6,601	6,355	7,069	5,689	5,179
Tax equivalent adjustment (1)	464	461	465	447	426
At Period End
Total assets	$2,201,321	$2,178,952	$2,151,079	$2,151,490	$2,163,659
Earning assets	1,999,601	1,975,757	1,954,496	1,949,729	1,965,225
Loans	1,684,518	1,646,786	1,636,266	1,581,984	1,563,953
Allowance for loan losses	25,302	24,766	24,567	24,627	24,783
Deposits	1,772,693	1,760,813	1,730,645	1,741,812	1,760,617
Stockholders’ equity	273,117	279,505	278,233	276,449	274,877
Stockholders’ equity / assets	12.41%	12.83%	12.93%	12.85%	12.70%
Goodwill	61,525	61,525	61,525	61,525	61,525
Average Balances
Total assets	$2,179,576	$2,184,792	$2,153,226	$2,165,486	$2,146,369
Earning assets	1,958,463	1,964,074	1,934,651	1,952,440	1,937,145
Loans	1,647,059	1,615,657	1,586,652	1,551,799	1,544,902
Deposits and interest-bearing liabilities	1,871,871	1,879,918	1,853,271	1,865,824	1,852,322
Deposits	1,760,383	1,764,908	1,738,494	1,756,098	1,741,237
Stockholders’ equity	279,917	278,944	276,968	276,490	273,745
Stockholders’ equity / assets	12.84%	12.77%	12.86%	12.77%	12.75%
Per Common Share Data
Net Income:
Basic	$0.71	$0.68	$0.75	$0.59	$0.53
Diluted	0.69	0.65	0.71	0.57	0.51
Dividends	0.18	0.18	0.15	0.15	0.15
Market Value:
High	$34.64	$35.70	$29.00	$29.00	$28.23
Low	29.05	26.95	26.99	26.50	24.24
Close	32.82	34.06	27.01	28.70	27.12
Common Book Value	29.53	30.17	29.60	28.96	28.38
Shares outstanding, end of period (in thousands)	9,248	9,235	9,371	9,515	9,653
Performance Ratios (annualized)
Tax-equivalent net interest margin (1)	3.88%	3.76%	3.73%	3.62%	3.61%
Return on average assets	1.23%	1.15%	1.30%	1.05%	0.98%
Return on average equity	9.56%	9.04%	10.13%	8.25%	7.67%
Efficiency ratio (2)	62.73%	65.51%	62.06%	66.16%	67.87%
Effective tax rate	30.18%	23.54%	28.18%	28.38%	29.61%
Common dividend payout ratio (basic)	24.65%	25.74%	20.00%	25.42%	28.30%
(1)	Interest income on tax-exempt securities and loans has been adjusted to a tax-equivalent basis using the statutory federal income tax rate of 35%
(2)	Efficiency ratio = Non-interest expense divided by sum of tax-equivalent net interest income plus non-interest income, excluding securities gains, net.

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Selected Quarterly Information
First Defiance Financial Corp.

(dollars in thousands, except per share data)	1st Qtr 2015	4th Qtr 2014	3rd Qtr 2014	2nd Qtr 2014	1st Qtr 2014
Loan Portfolio Composition
One to four family residential real estate	$203,558	$206,437	$209,135	$199,886	$196,940
Construction	125,144	112,385	116,809	108,478	82,049
Commercial real estate	876,476	840,488	834,443	801,923	809,071
Commercial	395,378	399,730	392,465	390,055	380,144
Consumer finance	14,967	15,466	16,616	15,800	16,346
Home equity and improvement	110,755	111,813	111,151	108,460	106,632
Total loans	1,726,278	1,686,319	1,680,619	1,624,602	1,591,182
Less:
Loans in process	40,833	38,653	43,548	41,874	26,487
Deferred loan origination fees	927	880	805	744	742
Allowance for loan loss	25,302	24,766	24,567	24,627	24,783
Net Loans	$1,659,216	$1,622,020	$1,611,699	$1,557,357	$1,539,170

Allowance for loan loss activity
Beginning allowance	$24,766	$24,567	$24,627	$24,783	$24,950
Provision for loan losses	120	162	406	446	103
Credit loss charge-offs:
One to four family residential real estate	78	61	95	42	228
Commercial real estate	155	505	246	39	228
Commercial	2	212	1,272	973	525
Consumer finance	3	1	16	12	11
Home equity and improvement	43	87	42	80	184
Total charge-offs	281	866	1,671	1,146	1,176
Total recoveries	697	903	1,205	544	906
Net charge-offs (recoveries)	(416)	(37)	466	602	270
Ending allowance	$25,302	$24,766	$24,567	$24,627	$24,783

Credit Quality
Total non-performing loans (1)	$18,703	$24,130	$22,525	$24,863	$26,774
Real estate owned (REO)	6,392	6,181	5,326	5,554	6,028
Total non-performing assets (2)	$25,095	$30,311	$27,851	$30,417	$32,802
Net charge-offs (recoveries)	(416)	(37)	466	602	270

Restructured loans, accruing (3)	19,616	24,686	26,579	26,975	26,654

Allowance for loan losses / loans	1.50%	1.50%	1.50%	1.56%	1.58%
Allowance for loan losses / non-performing assets	100.82%	81.71%	88.21%	80.96%	75.55%
Allowance for loan losses / non-performing loans	135.28%	102.64%	109.07%	99.05%	92.56%
Non-performing assets / loans plus REO	1.48%	1.83%	1.70%	1.92%	2.09%
Non-performing assets / total assets	1.14%	1.39%	1.29%	1.41%	1.52%
Net charge-offs / average loans (annualized)	-0.10%	-0.01%	0.12%	0.16%	0.07%

Deposit Balances
Non-interest-bearing demand deposits	$370,997	$379,552	$340,575	$355,268	$338,412
Interest-bearing demand deposits and money market	737,533	727,729	739,292	717,506	740,783
Savings deposits	215,590	203,673	197,464	200,626	199,361
Retail time deposits less than $100,000	286,890	286,904	289,326	299,288	309,758
Retail time deposits greater than $100,000	161,683	162,955	163,988	169,124	172,303
Total deposits	$1,772,693	$1,760,813	$1,730,645	$1,741,812	$1,760,617

(1)	Non-performing loans consist of non-accrual loans.
(2)	Non-performing assets are non-performing loans plus real estate and other assets acquired by foreclosure or deed-in-lieu thereof.
(3)	Accruing restructured loans are loans with known credit problems that are not contractually past due and therefore are not included in non-performing loans.

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Loan Delinquency Information
First Defiance Financial Corp.

(dollars in thousands)	Total Balance	Current	30 to 89 days past due	Non Accrual Loans

March 31, 2015
One to four family residential real estate	$203,558	$199,758	$559	$3,241
Construction	125,144	125,144	-	-
Commercial real estate	876,476	863,611	1,466	11,399
Commercial	395,378	391,631	234	3,513
Consumer finance	14,967	14,934	17	16
Home equity and improvement	110,755	110,092	129	534
Total loans	$1,726,278	$1,705,170	$2,405	$18,703

December 31, 2014
One to four family residential real estate	$206,437	$201,931	$1,174	$3,332
Construction	112,385	112,385	-	-
Commercial real estate	840,488	824,770	544	15,174
Commercial	399,730	394,671	66	4,993
Consumer finance	15,466	15,330	124	12
Home equity and improvement	111,813	109,993	1,201	619
Total loans	$1,686,319	$1,659,080	$3,109	$24,130

March 31, 2014
One to four family residential real estate	$196,940	$192,942	$1,024	$2,974
Construction	82,049	82,049	-	-
Commercial real estate	809,071	792,289	1,100	15,682
Commercial	380,144	371,829	592	7,723
Consumer finance	16,346	16,300	46	-
Home equity and improvement	106,632	105,627	610	395
Total loans	$1,591,182	$1,561,036	$3,372	$26,774

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